Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 2024, relating to the financial statements of Everus Construction, Inc., appearing in the Registration Statement (No. 001-42276) on Form 10 of Everus Construction Group, Inc.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
November 1, 2024